Education Management LLC Reports Fiscal 2007
                      Fourth Quarter and Full Year Results

    PITTSBURGH, Aug. 22 /PRNewswire/ -- Education Management LLC, one of the largest providers of post-secondary education in North America, today reported its financial results for the three months and twelve months ended June 30, 2007. For the fourth quarter of fiscal 2007, net revenues rose 19.1% to $347.7 million from the fourth quarter of fiscal 2006. For the twelve months ended June 30, 2007, net revenues rose 16.5% to $1,363.7 million from fiscal 2006 net revenues with net income of $32.2 million.
    Todd S. Nelson, President and Chief Executive Officer of Education Management, commented, "During our recent July start, we had double digit enrollment growth over last July for our campus-based schools and 125% growth online. Our results are a direct result of strong performance of our dedicated faculty and staff across our schools, and the investments we have made in our business over the last year which are now contributing to student and revenue growth."
    On June 1, 2006, a consortium of private investors acquired Education Management Corporation in a transaction valued at approximately $3.4 billion (the "Transaction"). Education Management Corporation (the "Predecessor") contributed substantially all of its assets and liabilities to Education Management LLC (the "Successor") in connection with the closing of the Transaction. In this press release, the results for the fourth quarter of fiscal 2006 are the combined results of the Predecessor for the two month period ended June 1, 2006 and the Successor for the one month period ended June 30, 2006, while the fiscal 2006 results are the combined eleven and one month periods ended June 1, 2006 and June 30, 2006, respectively.

    Financial Highlights
    -- Net revenues for the three months ended June 30, 2007 increased 19.1% to $347.7 million, compared to $292.0 million for the same period a year ago. For the twelve months ended June 30, 2007, net revenues rose 16.5% to a record $1,363.7 million, compared to $1,170.2 million for the comparable twelve-month period last year. This increase resulted from a 12.7% increase in average total student enrollment and an approximate 5% increase in tuition rates during the twelve months ended June 30, 2007.
    -- For the fourth quarter of fiscal 2007, net loss improved from $21.2 million in the prior year period to a net loss of $1.0 million due primarily to costs incurred related to the Transaction in the prior year period. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased to $64.4 million from $7.3 million for the same period a year ago. This increase was the result of improved performance and the year over year reduction in expenditures associated with equity compensation, transaction costs and advisory fees of $49.1 million.


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    -- For fiscal 2007, net income was $32.2 million as compared to $80.7 million in fiscal 2006. The decrease from fiscal 2006 was primarily associated with increased interest expense associated with indebtedness incurred in connection with the Transaction. Fiscal 2007 EBITDA increased to $318.9 million from $221.0 million for the same period a year ago. This increase was the result of improved performance and the year over year reduction in expenditures associated with equity compensation, transaction costs and advisory fees of $68.5 million.
    -- At June 30, 2007, cash and cash equivalents were $250.7 million compared to $263.3 million at June 30, 2006. There were outstanding borrowings of $90.0 million on the revolving credit facility at June 30, 2007 compared with borrowings of $160.0 million at June 30, 2006.
    -- Cash flow from operations for the twelve month period ended June 30, 2007 was $179.4 million compared to $279.3 million in the prior year period. The lower amount in the current fiscal year is primarily the result of higher interest expense related to the indebtedness incurred in connection with the Transaction.
    -- Cash paid for capital expenditures was $96.1 million, or 7.0% of net revenues, for the twelve months ended June 30, 2007 compared to $65.6 million, or 5.6% of net revenues, for the same period in fiscal 2006. We expect capital expenditures during fiscal 2008 to be approximately 8 to 9% of net revenues.
    -- In June 2007, we completed the acquisition of two schools in Tucson, AZ
       -- Chaparral College and Tucson Design College -- totaling approximately 400 students combined. These schools will be included within our existing Brown Mackie College and Art Institutes education systems.

    The presentation of EBITDA and Adjusted EBITDA does not comply with U.S. generally accepted accounting principles (GAAP). For an explanation of EBITDA and Adjusted EBITDA (used for covenant compliance) and a reconciliation to GAAP, see the Non-GAAP Financial Measures disclosures in the financial tables section below.

    Student Enrollment
    At the start of the current July quarter (first quarter of fiscal 2008), total enrollment at our schools was approximately 78,700 students, a 19.6% increase from the same time last year. Same-school enrollment (schools owned for one year or more) increased 18.4% to approximately 77,900 students. Students enrolled in fully online programs increased 125.8% to approximately 10,400 students.


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                                      2007            2006       Percentage
                                      July            July         Change
                                     ------          ------      ----------
    Total enrollment                 78,700          65,800         19.6%
    Same-school enrollment
     (owned for 1 year or more)      77,900          65,800         18.4%
    Students enrolled in fully
     online programs                 10,400           4,600        125.8%

    Our quarterly revenues and income fluctuate primarily as a result of the pattern of student enrollments. The seasonality of our business has decreased over the last several years due primarily to an increased percentage of students at our schools enrolling in online programs. The first quarter is typically the lowest revenue recognition quarter due to student vacations.

    Conference Call and Webcast
    Education Management will host a conference call to discuss its fiscal 2007 fourth quarter and year end results on Thursday, August 23, 2007 at 10:30 a.m. (Eastern Time). Those wishing to participate in this call should dial 303-262-2053 approximately 10 minutes prior to the start of the call. A listen-only audio of the conference call will also be broadcast live over the Internet at http://www.edmc.com.

    About Education Management
    Education Management (http://www.edmc.com), with over 80,300 students as of Fall 2006, is among the largest providers of post-secondary education in North America, based on student enrollment and revenue. Education Management has 78 primary locations in 25 states and two Canadian provinces. Education Management's educational institutions offer a broad range of academic programs concentrated in the media arts, design, fashion, culinary arts, behavioral sciences, health sciences, education, information technology, legal studies and business fields, culminating in the award of associate's through doctoral degrees. Education Management has provided career-oriented education for over 40 years.

    Cautionary Statement
    This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company's Securities and Exchange Commission filings. Past results of Education Management are not necessarily indicative of its future results. Education Management does not undertake any obligation to update any forward-looking statements.

     COMPANY CONTACTS:
     James Sober, CFA
     Vice President, Finance
     (412) 995-7684


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                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS - FISCAL FOURTH QUARTER
                        (Dollars in millions) (Unaudited)

                           Successor    Combined    Successor    Predecessor
                              For        Period       Period       Period
                              the         from         from         from
                             three       April 1,     June 1,      April 1,
                             months       2006         2006         2006
                             ended,     through      through      through
                            June 30,     June 30,     June 30,     May 31,
                             2007         2006         2006         2006
                           -------      -------       ------      -------
    Net revenues           $ 347.7      $ 292.0       $ 74.4      $ 217.6

    Costs and expenses:
     Educational services    212.6        193.6         64.7        128.9
     General and
      administrative          89.2        108.6         26.0         82.6
     Amortization of
      intangible assets        4.4          2.2          1.7          0.5
        Total cost and
         expenses            306.2        304.4         92.4        212.0

    Income (loss) before
      interest and income
      taxes                   41.5        (12.4)       (18.0)         5.6
     Interest (income)
      expense, net            40.4         13.1         14.1         (1.0)

    Income (loss) before
      income taxes             1.1        (25.5)       (32.1)         6.6
     Provision (benefit) for
      income taxes             2.1         (4.3)       (12.4)         8.1

    Net loss                $ (1.0)     $ (21.2)     $ (19.7)      $ (1.5)

    Note: certain prior year amounts have been reclassified to conform to the current year's presentation


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                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS - FISCAL YEAR
                        (Dollars in millions) (Unaudited)

                           Successor    Combined    Successor    Predecessor
                              For        Period       Period       Period
                              the         from         from         from
                             twelve      July 1,      June 1,      July 1,
                             months       2005         2006         2005
                             ended,     through      through      through
                            June 30,     June 30,     June 30,     May 31,
                             2007         2006         2006         2006
                           ---------    ---------    ------       ---------
    Net revenues           $ 1,363.7    $ 1,170.2    $ 74.4       $ 1,095.8

    Costs and expenses:
     Educational services      801.6        714.5      64.7           649.8
     General and
      administrative           314.4        299.3      26.0           273.3
     Amortization of
      intangible assets         19.3          5.7       1.7             4.0
        Total cost and
         expenses            1,135.3      1,019.5      92.4           927.1

    Income (loss) before
      interest and income
      taxes                    228.4        150.7     (18.0)          168.7
     Interest (income)
      expense, net             169.1          8.8      14.1            (5.3)

    Income (loss) before
      income taxes              59.3        141.9     (32.1)          174.0
     Provision (benefit)
      for income taxes          27.1         61.2     (12.4)           73.6

    Net income (loss)         $ 32.2       $ 80.7   $ (19.7)        $ 100.4

    Note: certain prior year amounts have been reclassified to conform to the current year's presentation


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                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                      SELECTED CASH FLOW DATA - FISCAL YEAR
                        (Dollars in millions) (Unaudited)

                           Successor    Combined    Successor    Predecessor
                              For        Period       Period       Period
                              the         from         from         from
                             twelve      July 1,      June 1,      July 1,
                             months       2005         2006         2005
                             ended,     through      through      through
                            June 30,     June 30,     June 30,     May 31,
                             2007         2006         2006         2006
                           -------      -------     -------       -------
    Net cash flows
     provided by (used in)
     operations            $ 179.4      $ 279.3     $ (22.4)      $ 301.7
    Depreciation and
     amortization             90.5         70.3         7.4          62.9
    Capital
     expenditures (a)        (96.1)       (65.6)       (7.7)        (57.9)

    (a) Represents cash paid for property and equipment, leasehold improvements and online curriculum development

                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                    SELECTED BALANCE SHEET DATA - FISCAL YEAR
                        (Dollars in millions) (Unaudited)

                                                         As of June 30,
                                                       2007           2006
                                                     -------        -------
    Cash and cash equivalents                        $ 250.7        $ 263.3
    Current assets                                     388.4          403.2
    Total assets                                     3,949.0        3,945.4
    Revolver                                            90.0          160.0
    Current liabilities                                408.8          437.3
    Long-term debt (including current portion)       1,939.9        1,950.0
    Shareholders' equity                             1,311.1        1,282.8


                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                       RECONCILIATION OF NON-GAAP MEASURES
                     Reconciliation of Net Income to EBITDA
                        (Dollars in millions) (Unaudited)

    Non-GAAP Financial Measures

    EBITDA, a measure used by management to measure operating performance, is defined as net income plus net interest expense (income), taxes, depreciation and amortization. Management compensates for the limitations of non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, EBITDA provides more comparability between the historical results of Education Management Corporation (Predecessor) and results of Education Management LLC (Successor) that reflect purchase accounting and the new capital structure.

                              FISCAL FOURTH QUARTER
                          Successor    Combined    Successor    Predecessor
                             For        Period       Period       Period
                             the         from         from         from
                            three       April 1,     June 1,      April 1,
                            months       2006         2006         2006
                            ended,     through      through      through
                           June 30,     June 30,     June 30,     May 31,
                            2007         2006         2006         2006
                           ------      -------      -------       ------
    Net loss               $ (1.0)     $ (21.2)     $ (19.7)      $ (1.5)

     Interest (income)
      expense, net           40.4         13.1         14.1         (1.0)
     Provision (benefit)
      for income taxes        2.1         (4.3)       (12.4)         8.1
     Depreciation and
      amortization (a)       22.9         19.7          7.4         12.3
    EBITDA                 $ 64.4        $ 7.3      $ (10.6)      $ 17.9

    (a) includes non-cash charges related to fixed asset impairments and write-offs

                                   FISCAL YEAR
                          Successor    Combined    Successor    Predecessor
                             For        Period       Period       Period
                             the         from         from         from
                            twelve      July 1,      June 1,      July 1,
                            months       2005         2006         2005
                            ended,     through      through      through
                           June 30,     June 30,     June 30,     May 31,
                            2007         2006         2006         2006
                           ------       ------      -------      -------
    Net income (loss)      $ 32.2       $ 80.7      $ (19.7)     $ 100.4

     Interest (income)
      expense, net          169.1          8.8         14.1         (5.3)
     Provision (benefit)
      for income taxes       27.1         61.2        (12.4)        73.6
     Depreciation and
      amortization (a)       90.5         70.3          7.4         62.9
    EBITDA                $ 318.9      $ 221.0      $ (10.6)     $ 231.6

    (a) includes non-cash charges related to fixed asset impairments and write-offs

                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                       RECONCILIATION OF NON-GAAP MEASURES
     Reconciliation of Net Income to Adjusted EBITDA for Covenant Compliance
                        (Dollars in millions) (Unaudited)

    Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is a non-GAAP measure used to determine our compliance with certain covenants contained in the indentures governing the notes and in our senior secured credit facilities. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures governing the notes and our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our financial covenants.

                                               For the twelve
                                                months ended
                                                  June 30,
                                                   2007
                                                  ------
    Net income                                    $ 32.2

     Interest expense, net                         169.1
     Provision for income taxes                     27.1
     Depreciation and amortization (1)              90.5

    EBITDA                                         318.9

     Reversal of impact of unfavorable leases (2)   (1.7)
     Transaction and advisory expense (3)            5.4
     Severance and relocation (4)                    3.9

    Adjusted EBITDA - Covenant Compliance (5)    $ 326.5

    (1) Includes non-cash charges related to fixed asset impairments and write-offs.
    (2) Represents non-cash reduction of lease costs due to the amortization of $7.3 million of unfavorable lease liabilities resulting from fair value adjustments required under purchase accounting as part of the Transaction.
    (3) Represents legal and professional services costs as a result of the Transaction. Also includes $5.0 million of advisory fees incurred under a management advisory agreement with certain of our investors.
    (4) Represents severance and relocation expenses incurred during the twelve months ended June 30, 2007.
    (5) As defined in the Credit and Guaranty Agreement, dated June 1, 2006; the Indenture, dated June 1, 2006 governing the 8 3/4% Senior Notes due 2014; and the Indenture, dated June 1, 2006 governing the 10 1/4% Senior Subordinated Notes due 2016.